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                                                                     EXHIBIT 8.1

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
                                                     BRYAN CAVE LLP

  ST. LOUIS, MISSOURI                               245 PARK AVENUE                                   RIYADH, SAUDI ARABIA
    WASHINGTON, D.C.                                                                                   KUWAIT CITY, KUWAIT
 KANSAS CITY, MISSOURI                       NEW YORK, NEW YORK 10167-0034                      ABU DHABI, UNITED ARAB EMIRATES
JEFFERSON CITY, MISSOURI                                                                          DUBAI, UNITED ARAB EMIRATES
 OVERLAND PARK, KANSAS                               (212) 692-1800                                         HONG KONG
    PHOENIX, ARIZONA                                                                         SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
LOS ANGELES, CALIFORNIA                         facsimile: (212) 692-1900                        IN ASSOCIATION WITH BRYAN CAVE,
   IRVINE, CALIFORNIA                                                                             A MULTINATIONAL PARTNERSHIP.
                                                                                                         LONDON, ENGLAND
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                                 April 17, 2002



Stifel Financial Corporation                   Stifel Financial Capital Trust I
501 North Broadway                             501 North Broadway
St. Louis, Missouri 63102                      St. Louis, Missouri 63102

                  Re: Registration Statement on Form S-3

Gentlemen:

                  We have acted as special tax counsel for Stifel Financial Corporation, a Delaware corporation (the "Company"), and Stifel Financial Capital Trust I (the "Trust"), a statutory business trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on April 17, 2002, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), for the purpose of registering additional Cumulative Trust Preferred Securities (the "Preferred Securities") to be issued by the Trust and with respect to the Preferred Securities Guarantee and the Junior Subordinated Debentures (the "Debentures") to be issued by the Company to the Trust in connection with such issuance of the Preferred Securities. All capitalized terms not otherwise defined herein shall have the meaning as described in the Registration Statement.

                  In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Trust Agreement dated as of March 21, 2002; (ii) the Amended and Restated Trust Agreement of the Trust; (iii) the form of Certificate Evidencing Preferred Securities of the Trust; (iv) the form of the Preferred Securities Guarantee Agreement; (v) the form of the Indenture; and (vi) the form of the Debentures. We have also made such investigations of law and fact as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

                  We hereby confirm that the statements contained under the heading "Federal Income Tax Consequences" in the Prospectus for the offering of the Preferred Securities filed as part of the Registration Statement ("Prospectus") insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and such statements are true, correct and complete in all material respects. Although such


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Stifel Financial Corporation
Stifel Financial Capital Trust I
April 17, 2002
Page 11


statements do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, it is our opinion that such statements are, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Preferred Securities may be taken by the Internal Revenue Service (the "Service") and that a court may agree with such contrary positions.

                  Based upon the facts, assumptions and representations set forth or referred to herein, and the accuracy of such facts, assumptions and representations as of the date hereof, and assuming full compliance with the terms of the Amended and Restated Trust Agreement of the Trust and the Indenture, it is our opinion that (1) the Debentures will be treated as indebtedness of the Company for United States federal income tax purposes, and
(2) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each beneficial owner of Preferred Securities will be treated as owning an undivided beneficial interest in the Debentures.

                  The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authorities reported as of the date hereof. We have also considered the position of the Service reflected in published and private rulings. There can be no assurances, however, that future legislation or administrative changes, court decisions or interpretations of the Service will not significantly modify the statements or opinions expressed herein.

                  Our opinion is being furnished in connection with the filing of the Registration Statement and is limited to the United States federal income tax issues specifically considered herein. We do not express any opinion as to any other United States federal income tax issues or any state or local tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

                  We hereby consent to the use of our name under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is



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Stifel Financial Corporation
Stifel Financial Capital Trust I
April 17, 2002
Page 12


required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                Very truly yours,

                                /s/ BRYAN CAVE LLP